Exhibit 11



Following is information about the computation of the earnings per share (EPS) data for the quarters ended March 31, 2002 and 2001:

                                            For the Quarter Ended March 31, 2002
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)   Amount
                                            ------------------------------------
Basic EPS

Income available to common stockholders ..   $ 422,217    4,528,462    $   0.09
                                                                       =========
Effect of Diluted Securities

Employee stock options ...................         --           --
                                             ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .............   $ 422,217    4,528,462    $   0.09
                                             ===================================

                                            For the Quarter Ended March 31, 2001
                                            ------------------------------------
                                              Income       Shares      Per-Share
                                            (Numerator) (Denominator)    Amount
                                            ------------------------------------
Basic EPS

Income available to common stockholders ..   $ 102,292    4,530,310    $   0.02
                                                                       =========

Effect of Diluted Securities

Employee stock options ...................         --           --
                                             ---------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .............   $ 102,292    4,530,310    $   0.02
                                             ===================================


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